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                                                                    EXHIBIT 21.1



                     DIRECT SUBSIDIARIES OF PEOPLESOFT, INC.

                                                 INCORP/FORMED IN
PEOPLESOFT ARGENTINA S.A.                        Argentina
PEOPLESOFT CREDIT CORPORATION                    California, USA
PEOPLESOFT DO BRASIL LTDA                        Brazil
PEOPLESOFT FRANCE S.A.                           France
PEOPLESOFT GERMANY GMBH                          Germany
PEOPLESOFT IBERICA, S.L.                         Spain
PEOPLESOFT JAPAN K.K.                            Japan
PEOPLESOFT MEXICO SA DE CV                       Mexico
PEOPLESOFT PROPERTIES, INC.                      California, USA
PEOPLESOFT UK LTD.                               United Kingdom
PEOPLESOFT USA, INC.                             California, USA
PEOPLESOFT VENTURES, INC.                        California, USA
PSFT INTERNATIONAL HOLDINGS C.V.                 Netherlands
PeopleSoft Schweiz A.G.                          Switzerland
PeopleSoft Italia Srl.                           Italy
PeopleSoft C.I. Holdings Ltd.                    Cayman Islands
Intrepid Systems (UK) Ltd.                       United Kingdom


                    INDIRECT SUBSIDIARIES OF PEOPLESOFT, INC.

                                                 INCORP/FORMED IN
PEOPLESOFT ASIA PTE. LTD.                        Singapore
PEOPLESOFT AUSTRALIA PTY. LTD.                   Australia
PEOPLESOFT, B.V.                                 Netherlands
PEOPLESOFT CANADA CO.                            Canada
PEOPLESOFT C.I. LTD.                             Cayman Islands
PEOPLESOFT INTERNATIONAL B.V.                    Netherlands
PEOPLESOFT NEW ZEALAND                           New Zealand
PEOPLESOFT SOUTH AFRICA (PTY) LIMITED            South Africa
PeopleSoft Malaysia Sdn Bdh                      Malaysia
PeopleSoft Venezuela SA                          Venezuela
PeopleSoft Hong Kong Limited                     Hong Kong